Exh. 5.1

                                 Shea & Gardner
                         1800 Massachusetts Avenue, N.W.
                           Washington, D.C. 20036-1872
                                 (202) 828-2000
                               FAX: (202) 828-2195


                                December 3, 1999

CoStar Group, Inc.
7475 Wisconsin Avenue
Bethesda, Maryland 20814

       Re:    Registration Statement on Form S-8

Ladies & Gentlemen:

       We have acted as counsel to CoStar Group, Inc., a Delaware Corporation (the "Company") in connection with various securities and other matters that the Company refers to us from time to time. At the Company's request, we have examined:

       (i) a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed by the Company with the Securities and Exchange Commission in order to register 600,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares");

       (ii) the CoStar Group, Inc. 1998 Stock Incentive Plan (as Amended) as filed with the Securities and Exchange Commission on November 15, 1999 as
       Exhibit 10.1 to the Company's Quarterly Report for the Period Ended September 30, 1999 on Form 10-Q (the "Plan"); and

       (iii) such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion.

The shares to be registered under the Registration Statement are to be issued under the Plan.

       In giving this opinion, we have assumed the genuineness of all signatures on all documents, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the authenticity of all documents submitted to us as originals.

       Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act and the Shares have been issued and paid for pursuant to the terms of the Registration Statement and the Plan, such shares will be validly issued, fully paid, and nonassessable.

CoStar Group, Inc.
December 3, 1999
Page 2



       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                SHEA & GARDNER


                                By:   /s/
                                    -------------------------
                                     Michael K. Isenman